UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
August 11, 2006
HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49616	88-0488686

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11588 Sorrento Valley Road, Suite 17, San Diego, California	92121

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 794-8889
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
2006 Bonus Structure
     On August 11, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Halozyme Therapeutics, Inc. (the “Company”) finalized cash and equity bonus parameters (the “Bonus Structure”) applicable to the Company’s executive officers and other employees for 2006. The material terms of the Bonus Structure are summarized as follows:
Senior Management Bonus Structure
     The Bonus Structure sets forth a cash and equity bonus structure for the Company’s executive officers and vice presidents. Each member of senior management is eligible for a maximum cash and equity bonus (maximum amounts for selected members of senior management are set forth in the table below) based upon the accomplishment of specified individual and Company performance criteria during 2006. The maximum cash bonus amount for each executive officer represents 25% of that officer’s annual base salary, with the exception that the maximum cash bonus amount for the Company’s Chief Executive Officer represents 35% of his base salary. The individual criteria for specific members of senior management varies from position to position, but all members of senior management have common Company performance goals. The Company performance criteria are based upon the Company’s operational, clinical and financial performance in 2006. If all individual and Company performance criteria are not met, members of senior management will still be eligible to receive a portion of their respective maximum bonus amounts; provided, however, that if a minimum amount of either individual performance criteria or Company performance criteria are not achieved, then members of senior management will not be entitled to any cash or equity bonuses. Assuming the accomplishment of all individual and Company performance criteria, members of senior management will receive an aggregate of approximately $390,000 and common stock options to purchase an aggregate of approximately 425,000 shares of Company common stock. All stock options issued pursuant to the Bonus Structure will be issued out of the Company’s 2006 Stock Plan. While the Bonus Structure has been approved by the Committee, the Company is not obligated to issue these bonuses and final bonus amounts will be determined at the discretion of the Board of Directors.

	Maximum	Maximum
	Cash Bonus	Stock Option Grant
Jonathan E. Lim (President and Chief Executive Officer)	$105,000	140,625
Robert Little (Vice President, Chief Commercial Officer)	$72,500 (1)	— (2)
Richard Yocum (Vice President, Clinical Development and Medical Affairs)	$60,000	60,000
Gregory I. Frost (Chief Scientific Officer)	$52,500	52,500
Don A. Kennard (Vice President, Regulatory Affairs and Quality Assurance)	$50,000	50,000
David A. Ramsay (Chief Financial Officer)	$45,000	45,000

(1)	Mr. Little joined the Company in July of 2006 and his cash bonus amount will be prorated based on months of service provided in 2006.

(2)	Mr. Little received an initial option grant in connection with commencing employment in July 2006 and under the terms of the Bonus Structure he will not be eligible for an additional equity award until 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc.
August 16, 2006	By:	/s/ David A. Ramsay
David A. Ramsay
Secretary and Chief Financial Officer